UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2014

______________________________________

WESTFIELD FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-16767	73-1627673
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Elm Street
Westfield, Massachusetts 01085
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (413) 568-1911

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

On March 12, 2014, Westfield Financial, Inc. (the “Company”), the holding company for Westfield Bank , issued a press release announcing that its Board of Directors authorized a stock repurchase program under which the Company may repurchase up to 1,970,000 shares, or 10% of its outstanding common stock.  On September 17, 2013, the Company had previously announced a stock repurchase program for 1,037,000 shares of its common stock and as of March 12, 2014, 887,584 shares have been repurchased under that program. The Repurchase Program will commence upon the completion of the previously announced repurchase program, which is expected to occur shortly, subject to market conditions.

Pursuant to the Repurchase Program, on March 12, 2014, the Company entered into a Rule 10b5-1 repurchase plan (“10b5-1 Plan”) with Griffin Financial Group, LLC.  Pursuant to the 10b5-1 Plan, a maximum of 1,970,000 shares may be purchased beginning April 14, 2014 until the 10b5-1 Plan expires on April 14, 2015.

The press release is included as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

Exhibit Number	Description

99.1	Press Release, dated March 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTFIELD FINANCIAL, INC.

Date:	March 12, 2014	By:	/s/ Leo R. Sagan, Jr.
Leo R. Sagan, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated March 12, 2014